VIP Trust
N-SAR Attachment for Item-73.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 73.
FOR PERIOD ENDING: 12/31/2015
Registrant CIK :  00011160168
FILE NUMBER : 811- 10509

73 Distributions per share for which record date passed during the period:
NOTE: Show in fractions of a cent if so declared.

AXA PREMIER VIP TRUST Dividends and Distributions

     For Year Ended December 31, 2015

Fund Class Income Capital Gains Other
AXA Moderate Allocation A       0.1179   0.5117  0.0000
 B       0.1171   0.5117  0.0000
 K       0.1526  0.5117  0.0000

AXA Aggressive Allocation A       0.1047   0.6919  0.0000
 B       0.1048   0.6919  0.0000
 K       0.1315   0.6919  0.0000

AXA Conservative Allocation A       0.0788   0.1662  0.0000
 B       0.0788   0.1662  0.0000
 K       0.1024   0.1662  0.0000

AXA Conservative-PLUS Allocation A       0.0831   0.3503  0.0000
 B       0.0832   0.3503  0.0000
 K       0.1076   0.3503  0.0000

AXA Moderate-PLUS Allocation A       0.0992   0.5152  0.0000
 B       0.0993   0.5152  0.0000
 K       0.1262   0.5152  0.0000

Target 2015 Allocation B      0.1045 0.1088 0.0000
 K      0.1262 0.1088 0.0000

Target 2025 Allocation B       0.1225   0.1311  0.0000
 K       0.1466   0.1311  0.0000

Target 2035 Allocation B       0.1252   0.1545  0.0000
 K       0.1497   0.1545  0.0000

Target 2045 Allocation B       0.1260   0.1654  0.0000
 K       0.1501   0.1654  0.0000

CharterSM Conservative               B            0.1381 0.0580 0.0000

CharterSM Moderate            B            0.1347 0.0740 0.0000

CharterSM Moderate Growth  B        0.1296 0.0991 0.0000

CharterSM Growth B             0.1100 0.2265 0.0000

CharterSM Aggressive Growth B         0.0921 0.1650 0.0000

CharterSM International Moderate B         0.1000 0.0310 0.0000

CharterSM Income Strategies B           0.2380 0.1510 0.0000

CharterSM Interest Rate Strategies B            0.1701 0.1030 0.0000

CharterSM Real Assets          B            0.0790 0.0000 0.0000

CharterSM Alternative 100 Moderate B            0.1320 0.1448 0.0000

Target 2055 Allocation B 0.1335 0.0094 0.0000
 K 0.1494 0.0094 0.0000

Charter Multi-Sector Bond Portfolio A 0.0614 0.0000 0.0000
 B 0.0612 0.0000 0.0000
 K 0.0713 0.0000 0.0000

Charter Small Cap Growth Portfolio A 0.0325 0.0000 0.0000
 B 0.0328 0.0000 0.0000

Charter Small Cap Value Portfolio A 0.0784 0.0000 0.0000
 B 0.0784 0.0000 0.0000